UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: September 11, 2003

OGLEBAY NORTON COMPANY

Ohio	000-32665	34-1888342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

North Point Tower 1001 Lakeside Avenue, 15th Floor Cleveland, OH	44114-1151
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (216) 861-3300

N/A

(Former name or former address, if changed since last report)

Item 5.	Other Events.

On September 11, 2003, the Company entered into agreements with its bank group and senior secured note holders to amend its credit agreements. The amendments provide the Company with relief on restrictive covenants and restore the Company’s ability to draw on its credit facility to fund operations and make the interest payment due on its 10%, February 1, 2009, Senior Subordinated Notes. A copy of the Waiver and Amendment No. 8 to Credit Agreement is attached as Exhibit 10.1. A copy of the Waiver and Amendment No. 8 to Loan Agreement is attached as Exhibit 10.2. A copy of the Waiver and Amendment No. 2 to Note Purchase Agreement is attached as Exhibit 10.3.

Item 7.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

Exhibit Number	Exhibit Description

10.1	Waiver and Amendment No. 8 to Credit Agreement made as of September 11, 2003, among Oglebay Norton Company, the Banks, and Keybank National Association, as administrative agent for the Banks.

10.2	Waiver and Amendment No. 8 to Loan Agreement made as of September 11, 2003, among Oglebay Norton Company, the Banks, and Keybank National Association, as administrative agent for the Banks.

10.3	Waiver and Amendment No. 2 to Note Purchase Agreement dated as of September 11, 2003, by and among Oglebay Norton Company and the Noteholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLEBAY NORTON COMPANY

By:	/s/ JULIE A. BOLAND
Julie A. Boland
Vice President and Chief Financial Officer

Date: September 18, 2003

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Waiver and Amendment No. 8 to Credit Agreement made as of September 11, 2003, among Oglebay Norton Company, the Banks, and Keybank National Association, as administrative agent for the Banks.

10.2	Waiver and Amendment No. 8 to Loan Agreement made as of September 11, 2003, among Oglebay Norton Company, the Banks, and Keybank National Association, as administrative agent for the Banks.

10.3	Waiver and Amendment No. 2 to Note Purchase Agreement dated as of September 11, 2003, by and among Oglebay Norton Company and the Noteholders.